UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 27, 2010

Emerald Acquisition Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Cayman Islands	000-52133	N/A
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

No. 48 South Qingshui Road
Laiyang City, Shandong 265200
People’s Republic of China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+86 (535) 729-6152
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Appointment of Chief Financial Officer

On January 27, 2010, Larry X. Chin was appointed as the Company’s Chief Financial Officer.  As of the date of this filing, Mr. Chin has not been appointed to any committee of the board of directors.

Mr. Larry X. Chin, Chief Financial Officer

Larry Chin has over 15 years experience in financial analysis and investment banking services.  From January 2009 to date, Mr. Chin has been working as the vice president of Broadline Capital, a global private equity firm primarily focused on building a portfolio of companies in China.  Over the past several years, Mr. Chin has also been extensively involved in providing strategic consulting to Chinese companies and helping them going public and raising capitals in the United States with a total of over $100 million financing for these Chinese companies.  Today, several of these companies are listed on the NASDAQ stock market with over $100 million market caps.

Before joining Broadline Capital, Mr. Chin co-founded CapLink Financial Group LLC in September of 2007, a fully integrated global investment banking and advisory firm specializing in connecting Chinese companies with the US capital markets.  From February 2006 to September 2007, Mr. Chin was a Senior Analyst with Kuhn Brothers where he assisted Chinese companies in building financial models and published research reports.  From December 2004 through February 2006, Mr. Chin served as the vice president of New York Global Securities where he assisted various Chinese companies in the process of going public in the United States.

Mr. Chin started his career at Bankers Trust, later Deutsche Bank, as an analyst.  Mr. Chin is fluent in both Chinese (Mandarin & Shanghainese) and English.  Mr. Chin graduated with a MBA from the Stern School of Business at New York University. He is also a Chartered Financial Analyst (CFA) and a Licensed International Financial Analyst (LIFA).

Family Relationships

Mr. Larry X. Chin does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements

On January 12, 2010, Mr. Chin entered into an employment agreement (the “Employment Agreement”) with the Company for the appointment as the Chief Financial Officer of the Company for a term of five (5) years. Pursuant to the Employment Agreement, Mr. Chin will receive base salary of $66,000 per year, payable in equal monthly installments. Upon completion of an underwritten initial public offering, such base salary shall be increased to $86,000. From the second year of the employment term, the Board of Directors of the Company may increase the base salary and issue certain warrants to Mr. Chin based on the annual assessment of his performance. The Board of Directors approved the Employment Agreement on January 27, 2010.  The Employment Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated January 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerald Acquisition Corporation

By:	Zhide Jiang
Zhide Jiang President and Chief Executive Officer

Dated: January 28, 2010